MICHAEL JOHNSON & CO., LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                       9175 EAST KENYON AVENUE, SUITE 100
                            DENVER, COLORADO  80237





June 26, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 23, 2000, of TangibleData, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Michael Johnson & Co., LLC

Michael Johnson & Co., LLC